Exhibit 99

500 West Main Street
P.O. Box 1438
Louisville, KY 40202
http://www.humana.com

news release

For More Information Contact:

Regina Nethery
Humana Investor Relations
(502) 580-3644
E-mail: Rnethery@humana.com

Tom Noland
Humana Corporate Communications
(502) 580-3674
E-mail: Tnoland@humana.com

David B. Nash, MD, MBA elected to Humana’s Board of Directors

LOUISVILLE, KY – December 10, 2009 – Humana Inc. (NYSE: HUM) announced today that David B. Nash, MD, MBA, has been elected as a member of the board of directors effective January 1, 2010.

Dr. Nash, 54, is the founding dean of the Jefferson School of Population Health, located on the campus of Thomas Jefferson University in Philadelphia, Pa. He recently completed a decade of service as a member of the Board of Trustees of Catholic Healthcare Partners in Cincinnati, Ohio.

During his tenure at Thomas Jefferson University, Dr. Nash, a board-certified internist, founded the original Office of Health Policy, which later evolved into one of the first Departments of Health Policy in an American medical college. The Jefferson School of Population Health was established in 2008 and represents the first time a health-sciences university has incorporated programs for master’s degrees in Public Health, Health Policy, Healthcare Quality and Safety and Chronic Care Management. Dr. Nash oversees the school’s goal to produce a new type of healthcare leader for the future.

“David Nash brings to the board a unique and compelling set of attributes that will enhance Humana’s ability to help people achieve lifelong well-being,” said David A. Jones, Jr., chairman of the board. “He is a widely recognized innovator in an emerging medical discipline that unites population health, health policy, and individual health, and we look forward keenly to his contributions to Humana’s next phase of growth and success.”

Dr. Nash is internationally recognized for his work in outcomes management, medical staff development and quality-of-care improvement; his publications have appeared in more than 100 articles in major journals. He has received numerous prestigious professional awards during his tenure.

Dr. Nash’s election brings the number of Humana directors to eleven.

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About Humana Inc.

Humana Inc., headquartered in Louisville, Kentucky, is one of the nation’s largest publicly traded health and supplemental benefits companies, with approximately 10.3 million medical members and approximately 7.3 million specialty-benefit members. Humana is a full-service benefits solutions company, offering a wide array of health and supplemental benefit plans for employer groups, government programs and individuals.

Over its 48-year history, Humana has consistently seized opportunities to meet changing customer needs. Today, the company is a leader in consumer engagement, providing guidance that leads to lower costs and a better health plan experience throughout its diversified customer portfolio.

More information regarding Humana is available to investors via the Investor Relations page of the company’s web site at www.humana.com, including copies of:

•	Annual reports to stockholders;

•	Securities and Exchange Commission filings;

•	Most recent investor conference presentations;

•	Quarterly earnings news releases;

•	Replays of most recent earnings release conference calls;

•	Calendar of events (including upcoming earnings conference call dates and times, as well as planned interaction with research analysts and institutional investors);

•	Corporate Governance information.

About the Jefferson School of Population Health

The Jefferson School of Population Health prepares leaders with global vision to develop, implement, and evaluate health policies and systems that improve the health of populations and thereby enhance the quality of life. The School fulfills this mission by providing exemplary academic programming, continuing education courses and conferences, and sustained research and consulting in areas of health policy, population health, healthcare quality and safety, and chronic care management. For further information, visit www.jefferson.edu/population_health.

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